SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BNS CO

                    GAMCO INVESTORS, INC.
                                 5/15/02            8,000             2.8000
                                 5/14/02            9,000             2.7667
                                 5/01/02            9,000             2.8000
                                 4/22/02            1,000             2.7500
                                 4/17/02            3,500             2.5857
                                 3/28/02            4,000             2.4875
                     GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 3/27/02            5,000             2.4610
                         GABELLI ABC FUND
                                 5/02/02            1,600-            2.7000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.